Exhibit 99.1
Skilled Healthcare Group Announces Expected Financial
Restatement Related to Accounts Receivable Reserves
FOOTHILL RANCH, Calif. — (BUSINESS WIRE) — June 9, 2009 — Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that, based on a preliminary review by management, the Company expects to restate its consolidated financial statements for the quarterly and annual periods from January 1, 2006 through March 31, 2009. As a result, the Audit Committee of the Board of Directors today has concluded that investors should no longer rely on the Company’s historical financial statements nor the reports of Ernst & Young LLP, the Company’s independent registered public accounting firm, for those affected periods.
The expected restatement relates to understated reserves for accounts receivables in each of the affected quarters. Based on the Company’s preliminary analysis, the Company expects that the correction of the understatement is likely to require cumulative charges against after-tax earnings in the aggregate amount of between $8 million and $9 million over the affected periods. The actual amounts of the adjustments to be made in each of the affected periods are being determined by management. The adjustments will be audited by year and reviewed by quarter by Ernst & Young LLP.
Management identified the errors through an internal review of its reserves for accounts receivable. The errors appear to have resulted from improper dating of accounts receivables by a former employee who appears to have acted in ways that were inconsistent with the Company’s accounting policies and practices. With the oversight of the Audit Committee, the Company has initiated a special investigation with respect to the areas in which the former employee was involved, as well as a review of what steps, if any, may be appropriate to ensure future compliance with the Company’s accounting policies and practices relating to accounts receivable reserves.
The Company will file its restated financial statements with the Securities and Exchange Commission as soon as practicable following completion of the Audit Committee’s investigation.
The Company is updating its 2009 full year guidance solely to reflect the correction in its accounts receivable reserves. The Company now expects full year EBITDA to be between $121 million and $126 million and EBITDAR to be between $140 million and $145 million. Earnings per diluted share are expected to be between $1.02 and $1.08. EBITDA and EBITDAR reflect the non-GAAP adjustments to net income that are detailed in the table below, which reconciles forecasted net income to forecasted EBITDA and EBITDAR.

This guidance assumes:
•	Market basket increases for Medicare in the fourth quarter of 2009 consistent with prior years;

•	Medicaid increases of approximately two percent for the 2009/2010 fiscal year;

•	Development capital expenditures of approximately $30 million for new facilities and Express Recovery™ Units;

•	Preservation capital expenditures of approximately $18 million or $1,700 per bed;

•	Start-up losses of approximately $1.3 million on our newly completed developments;

•	Current debt structure and existing interest rates in 2009;

•	Cost control program to improve efficiencies; and

•	Effective tax rate of 39.5%.
Conference Call
A conference call and webcast will be held tomorrow Wednesday, June 10, 2009, at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time) to discuss Skilled Healthcare’s expected restatement of financial operating results.
To participate in the call, interested parties may dial (800) 901-5218 and reference passcode 92724610. International participants may dial (617) 786-4511 and reference the same passcode 92724610. Alternatively, interested parties may access the call in listen-only mode via Skilled Healthcare Group’s web site, www.skilledhealthcaregroup.com. A replay of the conference call will be available on Skilled Healthcare Group’s web site or by dialing (888) 286-8010 and referencing passcode 70383930. The replay will be available through August 10, 2009.
About Skilled Healthcare Group
Skilled Healthcare Group, Inc. companies operate skilled nursing facilities and a rehabilitation therapy business, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. We also provide other related healthcare services, including assisted living care and hospice care. References made in this release to Skilled Healthcare, “the Company,” “we,” “us” and “our” refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare Group is available at its web site — www.skilledhealthcaregroup.com.

Forward-Looking Statements
This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. Specific forward-looking statements with respect to this release relate to the Company’s need and ability to restate financial statements and financial information for the affected periods and to complete the restatements in a timely manner; the impact of the restatements on the Company’s previously issued financial statements; the Company’s ability to complete and make prompt amended filings with respect to the affected periods; and the Company’s guidance on EBITDA and EBITDAR and earnings per diluted share for 2009. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, unanticipated accounting issues or audit issues regarding the financial data with respect to the periods to be restated; inability of the Company or its independent auditor to confirm information or data discovered in the restatement process; the Company’s inability to design or improve internal controls to address issues causing the restatement; the detection of wrongdoing or improper activities related to the restatement; and other risks and uncertainties discussed more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein) and in the Company’s subsequent reports on Form 10-Q and Form 8-K.
Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.
Reconciliation of Forecasted Net Income to Forecasted EBITDA and EBITDAR
EBITDA and EBITDAR are supplemental measures of our performance that are not required by, or presented in accordance with generally accepted accounting principles, or GAAP. We define EBITDA as net income before depreciation, amortization and interest expense (net of interest income) and the provision for (benefit from) income taxes. We define EBITDAR as net income before depreciation, amortization and interest expense (net of interest income), the provision for (benefit from) income taxes and facility rent expense. We believe that the presentation of EBITDA and EBITDAR provide useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of the financial performance and prospects for the future of our core business activities. Specifically, we believe that a report of EBITDA and EBITDAR provide consistency in our financial reporting and provide a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA and EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of U.S. GAAP, expenses, revenues and gains that are unrelated to the day-to-day performance of our business. We also use EBITDA and EBITDAR to benchmark the performance of our business against expected results, to analyze year-over-year trends, as described below, and to compare our operating performance to that of our competitors.
Management uses EBITDA and EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on an administrative services, segment and a facility by facility level. We typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments: long term care services, which includes the operation of our skilled nursing and assisted living facilities; and ancillary services, which includes our rehabilitation therapy and hospice businesses. EBITDA and EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, which may vary from business unit to business unit and period to period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. EBITDAR excludes facility rent expense and is useful in comparing leased facilities to owned facilities. These types of charges are dependent on factors unrelated to our underlying business. Additionally, we believe that the use of EBITDA provides a meaningful and consistent comparison of our underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in our day-to-day operations.
We also make capital allocations to each of our facilities based on expected EBITDA returns and establish compensation programs and bonuses for our operating companies’ facility level employees that are based in part upon the achievement of pre-established EBITDA targets.

Skilled Healthcare Group, Inc.
Reconciliation of Forecasted Net Income to Forecasted EBITDA and
Forecasted EBITDAR
Year Ending December 31, 2009
(in millions)

	Outlook
	Low	High
GAAP net income guidance	$37.6	$39.8
Interest expense, net of interest income	36.4	36.9
Provision for income taxes	24.5	25.8
Depreciation and amortization expense	22.5	23.5

EBITDA guidance	121.0	126.0
Rent cost of revenue	19.0	19.0

EBITDAR guidance	$140.0	$145.0

Media Contact:
Dan Hilley
Abernathy MacGregor Group
DCH@abmac.com
213-630-6550
Investor Contact:
Dev Ghose or Shelly Hubbard
Skilled Healthcare Group
949-282-5800